                 DISTRIBUTION SERVICES AGREEMENT

                   ALLIANCE MONEY MARKET FUND
                   1345 Avenue of the Americas
                    New York, New York 10105


                                                   March 16, 1995
                                                       as amended
                                                 November 5, 1997


Alliance Fund Distributors, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

         This is to confirm that, on the terms and conditions set forth herein, we have agreed that you shall be, for the period of this Distribution Services Agreement (the "Agreement"), a distributor, as our agent, for the unsold portion of such number of shares of beneficial interest of our Trust (without par value) (the "Trust Shares") as may from time to time be effectively registered under the Securities Act of 1933, as amended (the "Act").

         1. We hereby agree to offer through you as our agent, and to solicit, through you as our agent, offers to subscribe to, the unsold balance of the Trust Shares as shall then be effectively registered under the Act, and you are appointed our agent for such purpose. All subscriptions for Trust Shares obtained by you shall be directed to us for acceptance and shall not be binding on us until accepted by us. You shall have no authority to make binding subscriptions on our behalf. We reserve the right to sell Trust Shares through other distributors or directly to investors through subscriptions received by us at our principal office in New York, New York. The right given to you under this agreement shall not apply to Trust Shares issued in connection with (a) the merger or consolidation of any other investment company with us, (b) our acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or (c) the reinvestment in Trust Shares by our shareholders of dividends or other distributions or any other offering of shares to our shareholders.

         2. You will use your best efforts to obtain subscriptions to Trust Shares upon the terms and conditions contained herein and in the then current Prospectus and Statement of Additional Information, including the offering price. You will send to us promptly all subscriptions placed with you. We



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shall advise you of the approximate net asset value per share or net asset value per share (as used in the Prospectus and Statement of Additional Information) on any date requested by you and at such other times as it shall have been determined by us. We shall furnish you from time to time, for use in connection with the offering of Trust Shares, such other information with respect to us and the Trust Shares as you may reasonably request. We shall supply you with such copies of our current Prospectus and Statement of Additional Information in effect from time to time as you may request. You are not authorized to give any information or to make any representations, other than those contained in the Registration Statement, Prospectus and Statement of Additional Information, as then in effect, filed under the Act covering Trust Shares or which we may authorize in writing. You may use employees and agents at your cost and expense to assist you in carrying out your obligations hereunder but no such employee or agent shall be deemed to be our agent or have any rights under this agreement.

         3. We reserve the right to suspend the offering of Trust Shares at any time, in the absolute discretion of our Board of Trustees, and upon notice of such suspension you shall cease to offer Trust Shares hereunder.

         4. Both of us will cooperate with each other in taking such action as may be necessary to qualify Trust Shares for sale under the securities laws of such states as we may designate. Pursuant to our Advisory Agreement dated March 16, 1995 with Alliance Capital Management L.P. (the "Adviser"), we will pay all fees and expenses of registering Trust Shares under the Act and of qualification of Trust Shares and our qualification under applicable state securities laws. You shall pay all expenses relating to your broker-dealer qualification.

         5. It is understood that paragraphs 5, 10 and 13 hereof constitute a plan of distribution (the "Plan") within the meaning of Rule 12b-1 adopted by the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act") and is a part of this Agreement. The material aspects of the Plan are as follows:

         (a) The Trust will pay to the you each month a distribution services fee with respect to each Portfolio of the Trust ("Portfolio") which will not exceed, on an annualized basis, .45 of 1% of the Trust's average daily net assets. You will use the entire amount so received from the Trust (i) to make payments to you to compensate broker-dealers or other persons for providing distribution assistance, (ii) to make payments to compensate banks and other institutions for providing administrative and accounting services with respect to Trust shareholders and (iii) to otherwise promote the sale of shares of


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the Trust, including paying for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities.

         (b) The Adviser will as long as the Plan is in effect make similar payments to you for distribution services performed by you and for distribution assistance provided by broker-dealers or other persons as described above and to banks or other institutions for administrative and accounting services. These payments will be made by the Adviser from its own resources, which may include the management fee it receives from the Trust. The Adviser may in its sole discretion increase or decrease the amount of distribution assistance payments.

         (c)  Payments for distribution assistance or
administrative and accounting services are subject to the terms and conditions of the written agreements between each broker-dealer or other person and you. Such agreements will be in a form satisfactory to the Trustees of the Trust.

         (d) The Treasurer of the Trust will prepare and furnish to the Trustees of the Trust at least quarterly a written report complying with the requirements of Rule 12b-1 setting forth all amounts expended under the Plan and the purposes for which such expenditures were made.

         (e) The Trust is not obligated to pay any distribution expense in excess of the distribution services fee described in subparagraph (a) hereof and any expenses of distribution of the Trust's shares accrued by the Adviser or you in one fiscal year of the Trust may not be paid from distribution services fees received from the Trust in subsequent fiscal years of the Trust. Distribution services fees received from the Trust also will not be used to pay any interest expense, carrying charges or other financing costs, or allocation of overhead.

         (f) All agreements with any persons relating to the implementation of the Plan will be subject to termination, without penalty, upon not more than sixty days' written notice, pursuant to the provisions of paragraph 10 hereof.

         (g) Neither the Adviser nor you are not obligated by the Plan to execute agreements with qualifying banks, broker-dealers or other persons and any termination of an agreement with a particular financial intermediary under the Plan will have no effect on similar agreements between the Adviser or you and other participating banks, broker-dealers or other persons pursuant to the Plan.

         6.   We represent to you that our Registration
Statement, Prospectus and Statement of Additional Information (as


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in effect from time to time) under the Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission thereunder. We represent and warrant to you that our Registration Statement, Prospectus and Statement of Additional Information contain or will contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date as the case may be; that none of our Registration Statement, our Prospectus or our Statement of Additional Information, when it shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Shares. We will from time to time file such amendment or amendments to our Registration Statement, Prospectus and Statement of Additional Information as, in the light of future developments, shall, in the opinion of our counsel, be necessary in order to have our Registration Statement, Prospectus and Statement of Additional Information at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Trust Shares, but, if we shall not file such amendment or amendments within fifteen days after receipt by us of a written request from you to do so, you may, at your option, terminate this Agreement immediately. We shall not file any amendment to our Registration Statement, Prospectus or Statement of Additional Information without giving you reasonable notice thereof in advance; provided, however, that nothing in this agreement contained shall in any way limit our right to file at any such time such amendments to our Registration Statement, Prospectus or Statement of Additional Information, of whatever character, as we may deem advisable, such right being in all respects absolute and unconditional. We represent and warrant to you that any amendment to our Registration Statement, Prospectus or Statement of Additional Information hereafter filed by us will, when it becomes effective, contain all statements required to be stated therein in accordance with the Act and the rules and regulations of said Commission, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust Shares.

         7. We agree to indemnify, defend and hold you, and any person who controls you within the meaning of Section 15 of the Act, free and harmless from and against any and all claims,


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demands, liabilities and expenses (including the cost of
investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you or any such controlling person may incur, under the Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in our Registration Statement, Prospectus or Statement of Additional Information in effect from time to time under the Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that in no event shall anything herein contained be so construed as to protect you against any liability to us or our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. Our agreement to indemnify you and any such controlling person as aforesaid is expressly conditioned upon our being notified of any action brought against you or any such controlling person, such notification to be given by letter or by telegram addressed to us at our principal office in New York, New York, and sent to us by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to so notify us of any such action shall not relieve us from any liability which we may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of our indemnity agreement contained in this paragraph 7. We will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by us and approved by you. In the event we do elect to assume the defense of any suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by us, we will reimburse you or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. Our indemnification agreement contained in this paragraph 7 and our representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any controlling person and shall survive the sale of any of Trust Shares made pursuant to subscriptions obtained by you. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your successors and assigns, and to the benefit of any controlling persons and their successors and assigns. We agree promptly to notify you of the commencement of any litigation or



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processing against us in connection with the issue and sale of any Trust Shares.

         8. You agree to indemnify, defend and hold us, our several officers and trustees, and any person who controls us within the meaning of Section 15 of the Act, free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which we, our officers or trustees, or any such controlling person may incur under the Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by us, our officers or trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by you to us for use in our Registration Statement or Prospectus in effect from time to time under the Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. Your agreement to indemnify us, our officers and trustees, and any such controlling person as aforesaid is expressly conditioned upon you being notified of any action brought against us, our officers or trustees or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in New York, New York, and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have a right to control the defense of such action, with counsel of your own choosing, satisfactory to us, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event you and we, our officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify you of any such action shall not relieve you from any liability which you may have to us, to our officers or trustees, or to such controlling person by reason of any such untrue statement or omission on your part otherwise than on account of your indemnity agreement contained in this paragraph 8.

         9.   We agree to advise you immediately:

         (a)  of any request by the Securities and Exchange
Commission for amendments to our Registration Statement or Prospectus or for additional information,

         (b) In the event of the issuance by the Securities and Exchange Commission of any stop order suspending the


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effectiveness of our Registration Statement or Prospectus or the
initiation of any proceedings for that purpose,

         (c) of the happening of any material event which makes untrue any statement made in our Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading, and

         (d)  of all action of the Securities and Exchange
Commission with respect to any amendments to our Registration
Statement or Prospectus which may from time to time be filed with the Securities and Exchange Commission under the Act.

         10. (a) This agreement shall become effective in respect of each Portfolio of the Trust on the date hereof, shall remain in effect until February 28, 19986, and shall continue in effect thereafter for successive twelve-month periods (computed from each March 1); provided, however, that such continuance is specifically approved at least annually by the Trustees of the Trust or by majority vote of the holders of the outstanding voting securities (as defined in the 1940 Act) of the relevant Portfolio of the Trust, and, in either case, by a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party (other than as Trustees of the Trust) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof. This Agreement may be terminated in respect of a Portfolio of the Trust (i) by the Trust at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, in either event on sixty days written notice to you; provided, however, that no such notice shall be required if such termination is stated by the Trust to relate only to paragraphs 5 and 13 hereof (in which event paragraphs 5 and 13 shall be deemed to have been severed rherefrom and all other provisions of this Agreement shall continue in full force and effect), or (ii) by you on sixty days written notice to the Trust.

         (b) This Agreement may be amended at any time with the approval of the Trustees of the Trust; provided, however, that
(i) any material amendments of the terms hereof will become effective with respect to a Portfolio only upon approval as provided in the first proviso of paragraph 10(a) hereof, and


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(ii) any amendment to increase materially the amount to be
expended by a Portfolio for distribution assistance, administrative and accounting services and other activities designed to promote the sale of shares of such Portfolio hereunder will be effective with respect to a Portfolio only upon the additional approval by a vote of a majority of the outstanding voting securities of such Portfolio as defined in the 1940 Act.

         11. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms "transfer", "assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

         12. Except to the extent necessary to perform your obligation hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a trustee, officer or employee of ours, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         13. While the Plan is in effect, the selection and nomination of the trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) will be committed to the discretion of such disinterested trustees.

         14. Notice is hereby given that this Agreement is entered into on our behalf by an officer of our Trust in his capacity as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of our Trustees, officers, shareholders, employees or agents individually but are binding only upon the assets and property of our Trust.













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         If the foregoing is in accordance with your
understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                  Very truly yours,

                                  Alliance Money Market Fund

                                  By /s/Ronald M. Whitehill
                                     _______________________
                                        Ronald M. Whitehill
                                           President

Accepted:  March 16, 1995, as amended
November 5, 1997

Alliance Fund Distributors, Inc.

By /s/ Edmund P. Bergan, Jr.
   __________________________
       Edmund P. Bergan, Jr.
       Senior Vice President

ALLIANCE CAPITAL MANAGEMENT L.P.
By Alliance Capital Management Corporation, general partner

By /s/ John D. Carifa
   _______________________
       John D. Carifa
         President &
   Chief Operating Officer





















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